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                                                                      EXHIBIT 23


                               THOMAS P. MONAHAN
                          CERTIFIED PUBLIC ACCOUNTANT
                              208 LEXINGTON AVENUE
                           PATERSON, NEW JERSEY 07502
                                 (201) 790-8775
                               Fax (201) 790-8845

To The Board of Directors and Shareholders of Wolfpack Corporation

I have audited the accompanying consolidated balance sheet of Wolfpack Corporation as of January 4, 1999 and the related consolidated statements of operations, cash flows and shareholders' equity for period from inception, March 16, 1998, to January 4, 1999. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

     I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

     In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wolfpack as of January 4, 1999 and the results of its operations, shareholders equity and cash flows for period from inception, March 16, 1998, to January 4, 1999 in conformity with generally accepted accounting principles.



                                    Thomas Monahan
                                    --------------------------
                                    Thomas P. Monahan, CPA
June 10, 1999
Paterson, New Jersey